Exhibit 99.1

Sevion Therapeutics Announces New Ticker Symbol “SVON”

BRIDGEWATER, N.J. (October 3rd, 2014) – Sevion Therapeutics (OTCQB: SVON), a clinical stage company which discovers, develops and acquires next-generation biologics for the treatment of cancer and immunological diseases, announced today that, on October 3, 2014, the Company’s common stock ceased trading under the ticker symbol “SNTI” and commenced trading under the ticker symbol “SVON.”

The ticker symbol change is part of Sevion’s corporate rebranding, which included a name change that became effective September 29, 2014. The name and ticker symbol change do not affect the rights of the Company’s security holders.

“As we roll out our new corporate identity, Sevion is executing on a plan to efficiently develop a pipeline of both internal and partnered, first-in-class product candidates based on our cutting edge technologies,” said Ronald Martell, chief executive officer. “Among our near term catalysts, we expect to advance two promising antibodies toward the clinic, submit results from our Phase 1 SNS01-T trial for presentation at an upcoming scientific meeting, and secure additional drug development partnerships on our pipeline and technology platforms. Another key goal is the In-license of new product candidates and synergistic technologies that are consistent with our therapeutic or scientific areas of focus. We look forward to executing on these goals in the quarters ahead in order to deliver shareholder value over the long-term.”

About Sevion Therapeutics

Sevion Therapeutics is a clinical stage company building and developing a portfolio of innovative therapeutics, from both internal discovery and acquisition, for the treatment of cancer and immunological diseases. The Company’s product candidates are derived from multiple key proprietary technology platforms: cell-based arrayed antibody discovery, ultralong antibody scaffolds, eIF5A apoptotic regulatory systems, and chimerasome nanocages. Sevion has leveraged these technologies to build a pipeline of innovative product candidates. For more information, please visit SevionTherapeutics.com.

Forward-Looking Statements

Certain statements included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from such statements expressed or implied herein as a result of a variety of factors, including, but not limited to: the Company’s ability to integrate the Fabrus science and operations, including the rebranding of the Company as Sevion Therapeutics; the Company’s ability to continue as a going concern; the Company’s ability to recruit patients for its clinical trial; the ability of the Company to consummate additional financings; the development of the Company’s gene and antibody technology; the approval of the Company’s patent applications; the current uncertainty in the patent landscape surrounding small inhibitory RNA and the Company’s ability to successfully defend its intellectual property or obtain the necessary licenses at a cost acceptable to the Company, if at all; the successful implementation of the Company’s research and development programs and collaborations; the success of the Company's license agreements; the acceptance by the market of the Company’s products; the timing and success of the Company’s preliminary studies, preclinical research and clinical trials; competition and the timing of projects and trends in future operating performance; and the quotation of the Company’s common stock on an over-the-counter securities market, as well as other factors expressed from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with the Company’s periodic filings with the SEC. The forward-looking statements contained herein are made only as of the date of this press release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

For Investors:

Joel Brooks	Heather Branham
Chief Financial Officer	908-393-9393

info@seviontherapeutics.com

David Pitts, Argot Partners

(212) 600-1902

sevion@argotpartners.com

For Media:

Rachel Hutman

Rachel@canalecomm.com

619-849-5384